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                                                                     EXHIBIT 5.1


                 FORM OF MILES & STOCKBRIDGE VALIDITY OPINION



                              _____________, 1997



Prime Group Realty Trust
77 W. Wacker Drive, Suite 3900
Chicago, IL 60601

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act") of ______________ common shares of beneficial interest, $.01 par value per share (the "Common Shares"), and of _____________ cumulative convertible preferred shares of beneficial interest, $.01 par value per share (the "Convertible Preferred Shares"), of Prime Group Realty Trust, a Maryland real estate investment trust, on its Registration Statement on Form S-11 (File No. 333-33547) (the "Registration Statement"), we have examined such trust records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Common Shares and the Convertible Preferred Shares have been duly and validly authorized and, when issued upon the terms and in the manner set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally, we understand that Winston & Strawn will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       Miles & Stockbridge,
                                         a Professional Corporation


                                       By:
                                           ------------------------
                                           Principal